UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On November 21, 2023, Motus GI Holdings, Inc. (the “Company” or “we”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (the “Staff”) confirming that the Company had regained compliance with the minimum bid price requirement in Listing Rule 5550(a)(2) (the “Bid Price Rule”), as required by the Nasdaq Hearing Panel (“Hearings Panel”) decision of September 27, 2023.

As previously disclosed, we received a letter from the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that we are not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Rule 5550(b)(1) (the “Equity Rule”). In addition, as previously disclosed on the Current Report on Form 8-K filed April 5, 2023, we received a letter from Nasdaq indicating that the bid price of the Company’s common stock had failed to close above the minimum $1 requirement for the past 30 trading days in violation of the Bid Price Rule. The Company was provided 180 calendar days, or until September 27, 2023, to regain compliance with the Bid Price Rule. On September 27, 2023, we received notice that the Hearings Panel granted us an extension to regain compliance with the Equity Rule and the Bid Price Rule until January 2, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MOTUS GI HOLDINGS, INC.

Dated: November 27, 2023	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	Chief Executive Officer

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